UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2025

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Road, Suite 203 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 941-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Inducement Agreement

On March 16, 2025, Aethlon Medical, Inc. (the “Company”) entered into a inducement offer to exercise existing Class A and Class B Warrants (the “Agreement”) with a certain accredited and institutional holder (the “Holder”) of the Company’s outstanding Class A and Class B Warrants issued on May 17, 2024 (the “Existing Warrants”). Pursuant to the Agreement, the Holder, upon exercise, will receive a new unregistered Common Stock Purchase Warrant (“New Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to a number of shares equal to 200% of the number of Warrant Shares issued pursuant to the exercise of Existing Warrants pursuant to this Agreement (the “New Warrant Shares”), which New Warrant shall have an exercise price per share equal to $0.3736, subject to adjustment as provided in the New Warrant, will be exercisable at any time on or after six (6) months from the date of issuance and have a term of exercise of five and one-half (5.5) years from the date of issuance and (ii) a reduction of the exercise price of the Existing Warrants to $0.3736 per share, representing the closing price on March 14, 2025, but only with respect to a cash exercise under the Existing Warrants (as reduced from the current respective exercise price per share as set forth in the Existing Warrants).

The closing took place on March 17, 2025. Gross proceeds to the Company from the exercise of the Existing Warrants was approximately $2,316,320 million, prior to deducting closing costs and placement agent fees as further described below. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

As a result of the Holder exercising the Existing Warrants, the Company issued an aggregate of 6,200,000 shares of its common stock. The shares underlying the Existing Warrants have all been registered on Form S-1 registration statement (Registration Number 333-278188).

The Company agreed to file a resale registration statement registering the shares underlying the Replacement Warrants (“Resale Registration Statement”) within ninety (90) days of the date of the Agreement and to use commercially reasonable best efforts to cause the Resale Registration Statement to be effective on or prior to the 150th calendar day after the date of the Agreement.

Subject to the terms of the Agreement, the Company will be required to pay certain liquidated damages if the shares underlying the New Warrants are not filed within the ninety (90) period, as more fully described in the Agreement.

The Company further agreed that until sixty (60) days after the closing date of the warrant exercise, it will not (other than in connection with limited enumerated exceptions) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or file any registration statement or any amendment or supplement (other than the registration statement registering the shares underlying the Replacement Warrants).

In connection with the transactions contemplated in the Agreement, the Company agreed to pay its placement agent, Maxim Group, LLC (the “Agent”) the following compensation, (i) a cash fee equal to 6.0% of the gross proceeds received by the Company in the transactions contemplated by the Agreement, and (ii) legal fees and out-of-pocket expenses of $15,000.

The foregoing descriptions of the Agreement and the New Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and the New Warrants copies of which are attached to this Current Report on Form 8-K as Exhibits 10.01, 4.01, respectively.

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Terms of New Warrants

Stockholder Approval.

In order to retroactively approve the Reset of the Exercise Price provision of the New Warrants, the Company shall hold an annual or special meeting of stockholders on or prior to the date that is one hundred and twenty (120) days following the Issue Date for the purpose of obtaining Stockholder Approval. If Stockholder Approval is not obtained at the first such meeting held pursuant to this paragraph, the Company shall include the such proposal in the following two (2) annual meetings of stockholders thereafter. However, should the Company not obtain Stockholder Approval, the terms of such provision remains.

Duration and Exercise Price.

Each New Warrant has an initial exercise price equal to $0.3736 per share, subject to adjustment, will be exercisable six (6) months from the date of issuance, and will expire five and one half (5.5) years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price.

Exercisability.

The New Warrants will be exercisable, at the option of the Holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). Holder (together with its affiliates) may not exercise any portion of the New Warrants to the extent that the Holder would own more than 4.99% (or, at the election of the Holder, 9.99%) of the outstanding shares of common stock immediately after exercise. If Stockholder Approval is not obtained at the first such meeting held pursuant to this paragraph, the Company shall include the such proposal in the following two (2) annual meetings of stockholders thereafter.

Cashless Exercise.

If at the time Holder exercises its New Warrants, a registration statement registering the issuance of the shares of common stock underlying the New Warrants under the Securities Act is not then effective or the prospectus contained therein is not available for the resale of the Warrant Shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the New Warrants.

Transferability.

Subject to applicable laws, a New Warrant may be transferred at the option of the Holder upon surrender of the New Warrant to us together with the appropriate instruments of transfer.

Exchange Listing.

There is no trading market available for the New Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the New Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder.

Except as otherwise provided in the New Warrants or by virtue of such Holder’s ownership of our shares of common stock, the Holders of the New Warrants do not have the rights or privileges of Holders of our shares of common stock, including any voting rights, until the Holder exercises their New Warrants.

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Fundamental Transaction.

In the event of a fundamental transaction, as described in the New Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of common stock, the Holders of the New Warrants will be entitled to receive upon exercise of the New Warrants the kind and amount of securities, cash or other property that the Holders would have received had they exercised the New Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the New Warrants, in the event of certain fundamental transactions, the Holders of the New Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the New Warrants on the date of consummation of the transaction.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety. Neither the issuance of the New Warrants or the shares of common stock issuable upon the exercise of the New Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 in its entirely.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of New Warrant
10.1	Form of Inducement Letter
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2025	Aethlon Medical, Inc.

	By:	/s/ James B. Frakes
	Name:	James B. Frakes Chief Executive Officer and Chief Financial Officer

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